                                                                    Exhibit 10.4


REUTERS LOGO


**** CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED



       Date:                     July 15, 1998
       __________________________________________________________________



                                REUTERS LIMITED



                                      AND



                              MULTEX SYSTEMS, INC.



               _________________________________________________

                           SPECIALIST DATA AGREEMENT

                              (DIRECT CONNECTIONS)
               _________________________________________________

               THIS AGREEMENT IS DATED THE 15th DAY OF JULY 1998


BETWEEN

(1) REUTERS LIMITED whose registered office is at 85 Fleet Street, London EC4P 4AJ (REUTERS)

     and

(2)  MULTEX SYSTEMS, INC. of 33 Maiden Lane, New York, NY 10038 (the SUPPLIER)


BACKGROUND

(A) Reuters is in the business of developing, marketing and supplying on-line news and financial information services.

(B) The Supplier has gathered and/or developed or agrees to gather and/or develop the Specialist Data (as defined below).

(C) The Supplier wishes to provide access to the Specialist Data to Subscribers by integrating the Specialist Data and the functionality of the Supplier Server with the generic capabilities of the Network and Reuters is willing to provide the Supplier with access to the Network in accordance with the provisions of this Agreement.

1.  DEFINITIONS AND INTERPRETATION


1.1 The following definitions apply throughout this Agreement unless the context otherwise requires:


     ACCESS ID means the specific user account/password of each Subscriber required to access the Specialist Data Service;

     Affiliate means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person;

     Agreement means this Agreement and all its schedules and attachments as amended from time to time by the Parties in accordance with Clause 17.6;

     AUTHORISED DISTRIBUTOR means any Person authorised by any member of the Reuters Group to distribute the Special Data Service in one or more countries that form part of the Territory, current countries in which Authorised Distributors are located as at the Commencement Date are listed in Schedule
     7. Reuters acknowledges that Authorised Distributors are utilised in countries where Reuters Limited or members of the Reuters Group are required to act through third party companies for governmental or regulatory reasons;

     BUSINESS DAY means a day when New York Stock Exchange is open for business;

     COMMENCEMENT DATE means 1 January 1999;

     CONTENT means data or information in any form, whether text, visual (still or moving) audio or any combination of the foregoing;

     CONTROL (including with correlative meanings, the terms CONTROLLING, CONTROLLED BY and UNDER COMMON CONTROL WITH), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise;

     DAMAGES means any losses, damages, costs (including reasonable attorney's fees and costs of investigation) and liabilities;

     DIRECT CONNECTIONS SERVICE means the integration of Content and functionality of remote servers with the Network generic capabilities consisting in whole or in part of the integration of the Specialist Data and Supplier Server with the Network;

     FEES means the sums, if any, to be paid by Reuters to the Supplier in accordance with Clause 9;

     HYPERTEXT LINK means an icon, logo, highlighted or coloured text, figure or image representing a URL which allows a user to move between pages, servers or locations within a document;

     INTELLECTUAL PROPERTY RIGHTS means patents, trade marks, service marks, trade and service names, copyrights, mask work rights, topography rights, database rights and design rights (whether or not any of them are registered and including applications for registration of any of them), moral rights, trade secrets, know how and rights of confidence; all rights of forms of protection of a similar nature or having similar or equivalent effect to any of them which may subsist anywhere in the world now or in the future;

     MULTEXNET means the browser based, on-line service which the Supplier has developed and owns. MultexNet includes host servers and related equipment located at the Supplier's facility in New York City and the databases which contain the Specialist Data;

     MULTEX RESEARCH ON DEMAND means the web based product developed and owned by the Distributor which is incorporated into MultexNet and which consists of pay-per-view access to certain portions of the Specialist Data;

     NETWORK means the equipment and telecommunications facilities owned or used by the Reuters Group from time to time, including the Reuters Web;

     PARTIES means Reuters and the Supplier, and PARTY shall be construed accordingly;

     PERSON means an individual, corporation, partnership, company, association, trust or other entity or organisation;

     QUALIFYING REVENUE means the aggregate value of all subscriptions invoiced by Reuters excluding sales taxes and/or other taxes, and/or tariff duties directly levied in respect of the supply of the Specialist Data Service;

     RELEVANT GROUP MEMBER means the members of the Reuters Group (other than Reuters) including Authorised Distributors responsible in various areas within the Territory for the delivery of the Reuters Service;

     REUTERS GROUP means collectively Reuters Group PLC (a company incorporated in England and Wales) (and its successors and assigns) and all Persons it Controls from time to time including Reuters;

     REUTERS SERVER means the computer server or servers from which the Reuters Service is accessed;

     REUTERS SERVICE means the services provided from time to time by Reuters to Subscribers including the Specialist Data Service and the Direct Connections Service;

     REUTERS WEB means an intranet controlled by Reuters that uses Internet technology (i.e. web browsers) to retrieve and display data;

     SPECIALIST DATA means the Content provided by the Supplier and agreed between the Parties as described in Schedule 1 as updated, enhanced, modified, altered or changed in accordance with this Agreement;

     SPECIALIST DATA SERVICE means the service known as Reuters Broker Research consisting of access through the Reuters Web to the Specialist Data residing on the MultexNet;

     SPECIFICATION means the document setting out details in respect of the Direct Connections Service including technical, security, delivery and format requirements for the inclusion of the Specialist Data as part of the Direct Connections Service and attached to this Agreement at Schedule 3;

     SUBSCRIBER means a subscriber any Reuters Service from time to time;

     SUBSCRIPTION AGREEMENT means any subscription agreement pursuant to which Reuters or Relevant Group Members provide Subscribers with access to the Reuters Service as may be amended from time to time by Reuters, the current version used by local Reuters Subscribers in the United States is attached at Schedule 6 by way of an example. Each of the Parties acknowledges that the Subscription Agreement used by Reuters may vary from country to country or geographical region, but that each local or regional Subscription Agreement will contain substantially similar provisions in respect of the use of the Specialist Data;

     SUPPLIER SERVER means MultexNet or any other computer server or servers from which the Specialist Data is accessed;

     SUPPLIER SITE means the URL from which the Specialist Data may be accessed by a Subscriber by way of the Supplier Server;

     TERRITORY means all countries specified in Schedule 5 or any of them;

     TRADE MARKS means the registered and/or unregistered trade and/or service marks set out in Schedule 2, or any of them;

     URL means the Universal Resource Locator designating the location of a server.

1.2  The following terms are defined in the Clause indicated:


TERM                                       CLAUSE

Relevant Material                          3.2
MARKETING PARTY                            6.4
NAMED PARTY                                6.4
NOTIONAL SUBSCRIPTION                      8.1
SUPPLIER REVENUE                           9.1.1
REUTERS ROYALTY                            9.4
SETOFF                                     9.4
FACILITY                                   9.5
ACCOUNTANT                                 9.9
IP CLAIM                                   13.1.2
INDEMNIFIED PARTY                          13.3
THIRD PARTY CLAIM                          13.3
INDEMNIFYING PARTY                         13.3
INITIAL TERM                               15.1

TERM                                       15.1
RECEIVING PARTY                            16.1
DISCLOSING PARTY                           16.1
RECIPIENT                                  16.1
CONFIDENTIAL INFORMATION                   16.1

2.  SUPPLY OF THE DATA

2.1 Subject to the provisions of this Agreement (including the payment provisions set out in Clause 9), the Supplier will provide to Reuters and the Relevant Group Members and the Subscribers access to the Specialist Data. Such supply shall commence on the Commencement Date and shall continue for the Initial Term and any subsequent Term.

2.2 Where Reuters provides the Specialist Data to Subscribers through an Authorised Distributor, Reuters shall ensure that such Authorised Distributor is aware of the provisions of this Agreement, and will use reasonable endeavours to ensure that such Authorised Distributor comply with such provisions. Reuters may at any time by notice in writing add to, delete from or otherwise amend the contents of Schedule 7.

2.3 Subject to Clause 2.4 the Supplier shall be responsible for all expenses involved in producing, formatting and supplying the Specialist Data to Reuters in accordance with the Specification unless otherwise agreed in writing between the Parties including the provision of the Supplier Server and all associated equipment necessary for connection to the Reuters Web as part of the Direct Connections Service.

2.4 Where from time to time the Supplier agrees to supply the Specialist Data (or any substantially similar Content) to any third party for distribution by such third party in electronic form, the Supplier:

     (a) must ensure that the Specialist Data supplied to Reuters pursuant to this Agreement is of a standard (in terms of quality, quantity and timeliness) at least as good as the Content supplied to such third party;

     (b) shall notify Reuters of that standard and Reuters will have the option to receive such Content from the Supplier without any amendment to the Fees.

3.  GRANT OF LICENCES

3.1 The Supplier grants to the Reuters Group and its Authorised Distributors a non-exclusive, and subject to Clause 15, irrevocable and perpetual licence in the Territory to:

     3.1.1 to use, copy and adapt the Specialist Data provided that the Content of the Specialist Data is not altered by such copying or adaptation and such copying and/or adaptation is for the purpose of providing access to the Specialist Data;

     3.1.2 to provide access to and otherwise market the Specialist Data (alone or in compilation or collection) and to make it available for retrieval through the Specialist Data Service in the way, manner or form, and in accordance with the provisions of the Subscription Agreement and via the Reuters Web.

3.2 Subject to Clause 6.4, each Party grants the other Party a non-exclusive, royalty free license to use the name of the other Party and/or the Trade Marks to identify the Supplier as the source of the Specialist Data in any Specialist Data Service or Reuters as the distributor of the Specialist Data as part of the Specialist Data Service or in any announcement, advertisement, publication or similar promotional material relating to Specialist Data Service (RELEVANT MATERIAL); provided that the Party producing the material shall not use the name of the other or any of its Trade Marks in marketing efforts affirmatively to denigrate that Party and that each Party shall comply with the guidelines or use of the other Party's name or Trade Marks as may be notified to such other Party from time to time.

4.   FORMAT AND PROVISION OF THE DATA


4.1 The Specialist Data shall meet in all respects during the Term the requirements set out in the Specification so as to allow the Specialist Data to be provided by Reuters to Subscribers as part of the Specialist Data Service by way of the Direct Connections Service. The Specification may be amended in writing by the Parties from time to time in accordance with Clause 17.6. As soon as reasonably practicable after execution of this Agreement and before the Commencement Date the Parties will write and agree the Specification. For the avoidance of doubt, the Specification shall be consistent with the supply of the Specialist Data to Reuters as at the date of signature of this Agreement by both Parties subject to any changes which the Parties may agree. Notwithstanding the foregoing, each of the Parties acknowledges that the Supplier Server shall be operated, maintained and administered by the Supplier such that the Specialist Data Service will be available to Subscribers on at least the same level of timeliness, access uptime and/or performance as MultexNet is available to the Supplier's own subscribers.

4.2 The Supplier shall document and promptly report to Reuters any material difficulties, malfunctions or problems in respect of the Direct Connections Service and/or Specialist Data Service and Reuters shall have the right to notify Subscribers of the same.

5.   CONTENT AND EDITORIAL CONTROL

5.1 Subject to the provisions of this Agreement, the Supplier is responsible for the Content of the Specialist Data which is contributed to Supplier by third parties and for the Content of and editorial control over the Specialist Data which is contributed directly or under the control of the Supplier. Reuters acknowledges that nothing in this Agreement shall operate to prevent the Supplier from including whatever Content it requires in the Specialist Data provided that the Supplier undertakes not to change the fundamental nature of the Content. Notwithstanding anything to the contrary contained in this Agreement, the Parties agree and acknowledge that the agreements between the Supplier and the contributors of the Content may contain certain restrictions regarding the entities to whom the Content contributed thereunder may be distributed, moratoria on distribution of such Content, the rights of contributors to discontinue providing and/or distributing the Content and other applicable limitations. Accordingly the Parties agree that the Supplier shall not be obligated to provide access to Content from a given contributor to the extent that such contributor ceases to supply the same or discontinues Supplier's rights to distribute the Content and Reuters agrees to abide by any reasonable restrictions, moratoria and other distribution limitations which are either coded into the Content or as to which Reuters has been notified in advance by the Supplier.

5.2 The Supplier undertakes that it will not include in any Specialist Data any:


     5.2.1  defamatory or obscene Content;

     5.2.2 Content, the dissemination of which is contrary to the law of any stock or commodity exchange in any country in which the Supplier is deemed for the purpose of applicable tax legislation to be carrying on a business, or any banking regulations or any other applicable market regulations or conventions;

     5.2.3 Content which is in breach of any Intellectual Property Rights of any third party;

     5.2.4 Content which is in breach of the data protection laws of any country in which the Supplier is deemed for the purpose of applicable tax legislation to be carrying on a business.

5.3  The Supplier agrees that it shall:


     5.3.1 except where notified to the contrary by Reuters, obtain and maintain during the Term all necessary licenses, consents or approvals for the provision of and use of the Specialist Data in whole or in part, which may include consents of telecommunication, exchange or similar information providers or other government or regulatory authorities and shall certify to Reuters in writing receipt of the same;

     5.3.2 observe any restrictions which Reuters notifies to the Supplier regarding the use of the Specialist Data Service including any restrictions imposed on Reuters by any court of competent authority; and

     5.3.3 ensure that the Reuters navigation bar as described in the Specification is available, clearly visible and operative on every page within the Specialist Data Service.

5.4 The Supplier shall ensure that the wording set out in Schedule 4 is included in a prominent position with the Specialist Data Service.


5.5 Except as may be agreed by Reuters and the Supplier, the Supplier undertakes not to include any advertising in the Specialist Data other than advertising relating directly to the Supplier.

6.   MARKETING


6.1 Except as expressly provided in this Agreement, the Reuters Group has total control over the manner in which the Specialist Data may be marketed by the Reuters Group as part of the Specialist Data Service. Reuters is under no obligation to market or sell the Specialist Data.

6.2 Reuters may request the Supplier, at times and places agreed between the Parties, to give the training specified in Schedule 1 free of charge to sales executives nominated by Reuters on matters concerning the marketing of the Specialist Data.

6.3 Any advertising or other material (other than internal communications, subscriber directories, help screens and similar listings) which a Party (the MARKETING PARTY) wishes to use to promote and market the Specialist Data Service including the name of the other party (the NAMED PARTY), shall be approved in advance by the Named Party, such approval not to be unreasonably withheld or delayed. If the Marketing Party receives no comments from the Named Party within 30 working days after its submission to the Named Party, the material is deemed to be approved by the Named Party. Marketing material which is substantially similar to material previously approved does not have to be resubmitted for approval.

7.   DISTRIBUTION OF THE DATA

7.1 Reuters and Relevant Group Members may deliver the Specialist Data to a Subscriber for a limited period of time not to exceed [3 months/30 days] free of charge for the Subscriber to determine if it wishes to subscribe to the Reuters Service without the Subscriber needing to sign a Subscription Agreement.

7.2 Subject to Clause 7.1, Reuters will distribute the Specialist Data only after a Subscriber has signed a Subscription Agreement. The Supplier acknowledges that Relevant Subscribers who have entered into a Multi-Centre Contract, Reuters Global Agreement, Group Global Agreement or Global Reuters Services Contract with Reuters have the right, in certain circumstances, to cancel the Specialist Data Service on 90 days' notice in which event the Subscription payable by the Relevant Subscriber will cease to be payable, without penalty, at the expiration of the 90 day notice period.

7.3 Reuters or the Relevant Group Member may terminate any Subscriber's use of or access to the Specialist Data Service for any reason in Reuters or the Relevant Group Members sole discretion.

7.4 If the Supplier gives Reuters notice in writing of any matter which might entitle Reuters or any Relevant Group Member to terminate any Subscribers access to the Specialist Data Service, Reuters will and will ensure that the Relevant Group Member will within a reasonable time of having received the Supplier's notice terminate the Subscribers access to the Direct Connections Service subject to the provisions of the Subscription Agreement provided Reuters considers that reasonable grounds for such termination to exist.

7.5 Reuters may permit Subscribers to redisseminate elements of the Specialist Data in accordance with the provisions of the Subscription Agreement.

7.6 Reuters shall consider in good faith any comments or suggestions made by the Supplier in respect of enhancing or modifying the Direct Connections Service to take into account any specific requirements of Subscribers or the Direct Connections Service of which the Supplier is or becomes aware during the Term.

7.7 Each of the Supplier and Reuters agrees to give to the other Party all reasonable co-operation in the performance of its respective obligations pursuant to this Agreement.

7.8 The Supplier shall provide to Reuters details of the usage Subscribers have made of the Specialist Data as reasonably requested by Reuters from time to time.

8.   SUBSCRIPTIONS

8.1 Subject to Clause 8.2, the Supplier shall recommend the notional monthly subscription (the NOTIONAL SUBSCRIPTION) to be paid by Subscribers for the Specialist Data Service and shall notify Reuters accordingly. The Notional Subscription shall recommend the prices in the appropriate currency or currencies to be charged in the Territory. As at the Commencement Date, the Notional Subscription recommended by the Supplier is as set out in Schedule 1.

8.2 The Supplier may change the Notional Subscription as it reasonably considers advisable in view of market conditions by giving Reuters at least 120 days advance written notice.

8.3 Reuters or the Relevant Group Member may in its sole discretion set the fees and/or subscription charged to any Subscriber for access to the Specialist Data Service.

9.   PAYMENT AND FEES

9.1 Reuters shall pay to the Supplier in arrears within 45 days of the end of each calendar month an amount equal to:


          9.1.1(i) 50% of the Qualifying Revenue for such Calendar Month in respect of the first 20,000 Access IDs; and

               (ii) 40% of the Qualifying Revenue for such Calendar Month in respect of all Access IDs in excess of the 20,000, if applicable,

                    collectively the SUPPLIER REVENUE, less

     9.1.1  the following:

9.1.1.1 in respect of each relevant subscriber invoiced for the first time, (excluding for the avoidance of doubt any Subscriber who is a Subscriber as at the Commencement Date) an amount equal to the first month's subscription fee of the relevant subscriber (determined pro rata as appropriate);

9.1.1.2 allowances or credits which may reasonably be allowed by Reuters and which are actually granted in respect of the unavailability of the Specialist Data Service, and/or billing corrections in respect of any Specialist Data Service; and

9.1.1.3 any other amounts which Reuters may set-off against any amounts due to the Supplier pursuant to this Agreement or otherwise and as agreed in good faith between the Parties and in the absence of any agreement within a reasonable period, the provisions of Sections 9.9, 9.10, 9.11, 9.12 and 9.13 shall apply to the amount under dispute.

9.2 If the total amount to be deducted pursuant to Section 9.1.2 from the Supplier Revenue for any calendar month exceeds the Supplier Revenue for such calendar month, then the balance shall be carried forward during the term of this Agreement and deducted from Supplier Revenue for subsequent months. Reuters shall have the right to recover any amount which has not been set-off in this manner at the end of this Agreement from the Supplier as a debt.

9.3 Reuters shall be entitled to assign to personnel authorised by Reuters and the Reuters Group a reasonable number of Access IDs (to be agreed between the Parties) to be used for Reuters and the Reuters Group's internal business purposes including development, administration, monitoring and demonstration purposes in respect of the Specialist Data Service. Use of the Specialist Data Services by such Access IDs shall be free of charge. Reuters agrees to take reasonable measures to monitor the use of and assignment of such Access IDs to prevent the use of such Access IDs other than in accordance with the provisions of this Section 9.3.

9.4 On or prior to the 30th day after the end of each calendar month (each, a PAYMENT DATE), Multex will deliver to Reuters (a) a statement of all purchases made by Subscribers from Multex Research on Demand during the preceding calendar month, together with the information necessary for Reuters to bill its Subscribers for the purchases made, (b) an invoice for 100% of the gross revenues for the purchases made in that month, adjusted as appropriate to reflect any Setoffs, as defined below, and (c) a computation of the royalty due to Reuters, based upon 25% of the adjusted gross revenues (the REUTERS ROYALTY). Reuters shall be solely responsible for billing, and collecting fees from, its Subscribers for their purchases of Multex Research on Demand. Reuters shall be entitled to rely on the statements provided at sub-sections (a) to (c) above in invoicing Subscribers. Within 45 days after its receipt of a statement, invoice and Reuters Royalty Computation, Reuters will pay to Multex the full amount, without setoff of any kind, of the invoice, adjusted to reflect the Reuters Royalty, and will provide to Multex a statement setting forth, in reasonable detail, the amount of any allowances or credits which Reuters has reasonably and actually allowed for billing corrections related to the purchases represented by such statement and invoice (collectively, SETOFFS). The parties expressly agree that Setoffs shall not include amounts which are due and owing but remain uncollected from Subscribers. If the amount of the Setoffs is equal to or less that 10% of the gross revenues for the applicable month, then Reuters shall be entitled to determine in its discretion if the amount should be deducted from the next invoice delivered pursuant to sub-section (b) above. If the amount of the Setoffs is greater than 10% of the gross revenues for the applicable month then the Parties shall agree, in good faith, the amount which Reuters shall be entitled to deduct from such invoice. In the event of any dispute in respect of such amount which the Parties cannot resolve by good faith discussions within a reasonable time of the Setoffs being raised, then the provisions of Section 9.9, 9.10, 9.11, 9.12 and 9.13 shall apply equally to that part of the Setoffs which is under dispute.

9.5 The Supplier agrees that it shall provide to Reuters as soon as is reasonably practicable after the execution of the Agreement and in any event within 90 days of the Commencement Date the on-line billing and administration software (the Facility) which shall enable Reuters to invoice and monitor a Subscriber's use of Multex Research on Demand. Reuters and the Supplier shall co-operate to install and to ensure the satisfactory operation of the Facility. Reuters shall not be required to make available Multex Research on Demand to a Subscriber unless and until the Facility has been provided to Reuters and is operating satisfactorily. The use of this Facility shall be subject to the execution of license terms which are acceptable to both of the Parties.

9.6 All amounts to be paid by Reuters in accordance with Section 9 shall be in US Dollars to a bank account specified by the Supplier from time to time.

9.7 Where any subscription fee is invoiced by Reuters in a currency other than US Dollars, the equivalent amount for the purpose of computing the Supplier Revenue in the relevant calendar month shall be determined by applying the appropriate exchange rate published in the Wall Street Journal for the last business day of such calendar month.

9.8 In accordance with this Section 9, the Supplier, on giving Reuters reasonable notice in writing, is entitled once during each 12 month period commencing on the Commencement to audit the records of the Reuters Group which relate exclusively to the computation of the Supplier Revenue in that 12 month period; Reuters shall as soon as reasonably practicable after receipt of such notice make those records available to the Supplier for inspection during normal business hours at the location reasonably nominated by Reuters, subject to Reuters reasonable security, operational and/or confidentiality procedures.

9.9 If the Supplier disputes the amount of Qualifying Revenue due to the Supplier, the Supplier shall notify Reuters in writing, and the amount of Qualifying Revenue due to the Supplier shall be determined on an expedited basis by an independent accountant (THE ACCOUNTANT) to be appointed by agreement between the Parties (and in default of agreement by the President, Institute of Chartered Accountants of England and Wales).

9.10 Reuters shall make available in confidence all relevant documents which the Accountant may reasonably require for the purposes of his determination.

9.11 The decision of the Accountant, who shall act as an expert and not an arbitrator, is final and binding between the parties except in the presence of manifest error on the face of the decision.

9.12 Reuters shall pay the Supplier any additional amounts which the Accountant determines are due to the Supplier, and the Supplier shall repay any overpayments by Reuters which the Accountant determines have been made.

9.13 The costs of the Accountant shall be borne by Reuters only if and to the extent that the Accountant determines that Reuters has underpaid the Supplier by more than 10% over the period being audited. In all other cases, the cost shall be borne by the Supplier.

10.  SUPPORT

10.1  The Supplier undertakes to:


      10.1.1 ensure that the Supplier Server and all associated equipment are maintained in good operating condition as specified in the Specification and that the Supplier shall use all reasonable endeavours to ensure that communications lines are maintained in good operating condition;

      10.1.2 provide SUPPORT : for the purpose of this Clause 10.1.2, Support means that the Supplier will provide to Reuters personnel support and maintenance for the connectivity between the Network and the Supplier Server. The Supplier shall, when it receives the call from Reuters, escalate the call to the appropriately qualified personnel to resolve the problem as soon as is reasonably practicable and as more particularly set out in the Specification.

11.  OWNERSHIP OF DATA AND GOODWILL

11.1 As between the Supplier and the Reuters Group, the Supplier retains all Intellectual Property Rights subsisting in or relating to the Specialist Data, Supplier Server, Supplier Site, the Facility, Multex Research on Demand and MultexNet.

11.2 As between the Supplier and the Reuters Group, all goodwill arising as a result of the use of the Supplier's Trade Marks enures to the benefit of the Supplier and all goodwill arising as a result of the use of the Reuters Trade Marks enures to the benefit of Reuters.

11.3 As between the Supplier and the Reuters Group, Intellectual Property Rights subsisting in or relating to the Reuters Service and all goodwill arising as a result of the provision of the Reuters Service, whether or not including the Specialist Data, including goodwill arising as a result of the use of any words, logos, devices (other than the Supplier's Trade Marks), enures to the benefit of the Reuters Group.

11.4 Each Party agrees to notify the other Party promptly if it becomes aware of any unauthorised distribution of the Direct Connections Service or the Specialist Data, as the case may be and to provide all reasonable co-operation to the other party to prevent the use or distribution of the Direct Connections Service or Specialist Data, as the case may be, in any manner not expressly authorised by this Agreement.

11.5 Each of the Parties agrees that the home page of the Suppliers Site or such other pages as the Parties may agree shall have reference to each of the Reuters Marks and the Supplier Marks and it will be agreed between the Parties as to the size given to the Reuters Marks and to the Supplier Marks and as more particularly described in Schedule 3.

12.  WARRANTIES

12.1  Each Party represents and warrants to the other that:


      12.1.1 it has requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out and perform all of its obligations under this Agreement;

      12.1.2 it holds and will continue to hold and is in compliance and will continue to be in compliance with any applicable permits, licences and other approvals required to carry out its obligations under the Agreement;

      12.1.3 the execution, delivery and performance by it of its obligations under the Agreement require no consent, approval or authorisation of, action by or in respect of, or filing with, any governmental body, agency, or official;

      12.1.4 the execution, delivery and performance by it of the Agreement do not (i) violate its Certificate of Incorporation (or other constitutional documents) or By-laws, or (ii) violate any applicable law, rule, regulation, judgement, injunction, order or decree, except to the extent that any such violation would not, individually or in the aggregate, have a material adverse effect on its ability to perform the terms of the Agreement.

12.2  The Supplier warrants that the Specialist Data:


      12.2.1 has been and will continue to be developed with due care and skill, in a professional manner and will be accurately and completely transmitted to the Network;

      12.2.2 will during the Initial Term or any further Term continue to be provided at the same or higher quality than as at the Commencement Date.

12.3 The Supplier warrants and represents to Reuters that from the Commencement Date there will not be a reduction in any material respect in the ability of the Specialist Data Service to function as a result of the Specialist Data Service's and/or the Supplier Server's inability to process date information accurately before, on or after 1 January 2000 (including leap years) to the extent such reduction is caused by the Specialist Data.
      Compliance of the Specialist Data with the foregoing means that the Specialist Data is MILLENNIUM COMPLIANT and MILLENNIUM COMPLIANCE shall be construed accordingly.

12.4  The Supplier also agrees:


      12.4.1 to cooperate with Reuters in connection with Reuters reasonable investigations relating to the Millennium Compliance of the Specialist Data, including, for example:

              (a) permitting Reuters to obtain relevant information from knowledgeable employees, representatives and agents of the Supplier in response to written and/or oral questions; and

              (b) providing Reuters on reasonable notice with access to relevant information and documentation including the Supplier's data format specifications and Millennium-related test results;

      12.4.2 to provide Reuters with such assistance Reuters reasonably requires in connection with Millennium Compliance testing by Reuters relating to the Specialist Data; and.

      12.4.3 to give Reuters at least 90 days' notice in writing if the Supplier intends to change its data format specifications, in particular as such may relate to the way in which dates are represented in a datafeed, data file, screen display or hard copy.

13.  INDEMNIFICATION

13.1 The Supplier hereby indemnifies Reuters, the Relevant Group Members and its and their officers, directors, employees and agents against and agrees to hold them harmless from any and all Damages, incurred or suffered by the Relevant Group Members arising out of:

      13.1.1 any misrepresentation or breach of representation, undertaking, or warranty or covenant made or to be performed by the Supplier pursuant to this Agreement; and

      13.1.2 all claims or proceedings that possession, use or exploitation of the Specialist Data in accordance with the provisions of this Agreement or anything else done or omitted to be done within the scope of the Licences or any permitted sub-licenses granted by the Reuters Group infringes the Intellectual Property Rights of any third party (IP CLAIM) except to the extent that the IP Claim is based upon or arises out of the Specialist Data which has been altered or combined with other data if such IP Claim would have been avoided has not such alteration or combination occurred.

13.2 Reuters hereby indemnifies Supplier, its officers, directors, employees and agents against and agrees to hold them harmless from any and all Damages incurred or suffered by Supplier arising out of any misrepresentation or breach of warranty or representation or covenant, made or to be performed by Reuters pursuant to this Agreement.

13.3 A Party seeking indemnification pursuant to this Clause 13 (an INDEMNIFIED PARTY) from or against the assertion of any claim by a third Person (a THIRD PARTY CLAIM) will give prompt notice to the party from whom indemnification is sought (the INDEMNIFYING PARTY); provided, however,
                                                          --------  -------
      that failure to give prompt notice will not relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual material prejudice by such failure).

13.4 Within 10 Business Days of receipt of notice from the Indemnified Party pursuant to Clause 13.3, the Indemnifying Party will have the right, exercisable by written notice to the Indemnified Party, to assume the defense of a Third Party Claim. If the Indemnifying Party assumes such defense, the Indemnifying Party may select counsel, which counsel will be reasonably acceptable to the Indemnified Party.

13.5  If the Indemnifying Party:


      13.5.1 does not assume the defense of any Third Party Claim in accordance with Clause 13.4;

      13.5.2 having so assumed such defense, unreasonably fails to defend against such Third Party Claim; or

      13.5.3 has been advised by the written opinion of counsel to the Indemnified Party that the use of the same counsel to represent both the Indemnifying Party and the Indemnified Party would present a conflict of interest, then, upon 5 Business Days' written notice to the Indemnifying Party, the Indemnified Party may assume the defense of such Third Party Claim, and the cost of such defense (including reasonable attorney's fees and expenses) will be paid by the Indemnifying Party.

13.6 The Party controlling the defense of a Third Party Claim will have the right to consent to the entry of judgement with respect to, or otherwise settle, such Third Party Claim with the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed; provided, however, that such other Party may withhold its consent if any
      --------  -------
      such judgement or settlement imposes a monetary or continuing non-monetary obligation on the Indemnified Party, or does not include an unconditional release of the Indemnified Party and its Affiliates from all elements of the Third Party Claim.

13.7 The Indemnifying Party and the Indemnified Party will cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim. The Indemnifying Party or the Indemnified Party, as the case may be, will have the right to participate, at its own expense, in the defense or settlement of any Third Person Claim.

14.  LIABILITY

14.1 Neither the Reuters Group, Authorised Distributors nor the Supplier shall be liable for any indirect or consequential loss, damage or expense including any management time, economic loss or loss of profit or goodwill incurred or sustained in connection with any claim under this Agreement except that this shall not apply to any Damages suffered by Reuters resulting from an IP Claim.

14.2 The maximum liability of either Party under this Agreement (excluding either Party liability with respect to Third Party Claims which shall be without limitation) shall be limited to the annualised Qualifying Revenue based on the monthly Qualifying Revenue at the time the event giving rise to the claim took place.

15.  TERM AND TERMINATION

15.1 Subject to earlier termination in accordance with this Clause 15, this Agreement shall come into force on Commencement Date and shall continue in force for 5 years (the INITIAL TERM). This Agreement shall automatically continue for successive periods of 1 year unless either Party terminates it by giving to the other twelve (12) months written notice to take effect at any time but no earlier that the expiry of the Initial Term (the TERM).

15.2 In addition to any other remedy available at law or in equity, either Party may terminate this Agreement immediately, in whole or in part, without further obligation to the other party in the event of:

      15.2.1 any material breach of this Agreement by the other Party that is not remedied within twenty-one (21) Business Days of the defaulting Party being so requested in writing;

      15.2.2 any merger or consolidation involving the other Party or any sale, lease or other transfer of all or substantially all of the assets of the other Party to any Person, in each case, that is not prior to the time of such transaction an Affiliate thereof; or

      15.2.3 the other Party makes an assignment for the benefit of its creditors, files a voluntary or involuntary petition under any bankruptcy insolvency, reorganisation or similar law, seeks or has appointed a trustee, receiver or administrative receiver for any of its property or commences (by resolution or otherwise) the liquidation or winding up of its affairs.

15.3 Reuters may terminate this Agreement in whole or in part, without further obligation to the Supplier:


      15.3.1 on the date, if any, that it and any and all of its successors and assigns have generally ceased to offer the Direct Connections Service and/or Specialist Data Service;

      15.3.2 if there is a change in Control of the Supplier excluding any initial public offering or a secondary offering of securities of the Supplier;

      15.3.3  if at:

              (a) 31 December 1999 there are not at least 1000 Subscribers receiving the Specialist Data;

              (b) 31 December 2000 there are not at least 2500 Subscribers receiving the Specialist Data;

              (c) 31 December 2001 there are not at least 3500 Subscribers receiving the Specialist Data;

              (d) 31 December 2002 there are not at least 4500 Subscribers receiving the Specialist Data;

              (e) 31 December 2003 there are not at least 5000 Subscribers receiving the Specialist Data;

              (f) for each year thereafter at minimum of 5000 Subscribers receiving the Specialist Data.

15.4 Upon expiration or termination of this Agreement, Reuters right to access and to permit Subscribers to access the Specialist Data service shall immediately cease (except that Reuters shall be entitled to fulfil any of its rights or obligations pursuant to a Subscription Agreement until expiration of such Subscription Agreement in accordance with its provisions without any renewal terms. If Reuters continues to make use of the Specialist Data Service or make the Specialist Data available to Subscriber Reuters will pay the Qualifying Revenue to the Supplier). Reuters shall be under no obligation to erase or delete any Specialist Data obtained from the Supplier up until the date of termination or expiration as part of the Reuters Service or databases but except as provided above, Reuters may not continue to distribute the Specialist Data to Subscribers.

16.  CONFIDENTIALITY

16.1 Each Party (the RECEIVING PARTY) undertakes and agrees with the other (the DISCLOSING PARTY) not to disclose or permit to be disclosed to any third party or otherwise make use of or permit to be made use of any trade secrets or confidential information (CONFIDENTIAL INFORMATION) relating to the business affairs or finances of the Disclosing Party and, where the Supplier is the Receiving Party, this includes details of Subscribers and the business affairs or finances of the Reuters Group, which comes into the possession of the Receiving Party pursuant to this Agreement.

16.2 The obligations of confidence referred to in Clause 16.1 shall not extend to any information which:

      16.2.1 is or becomes generally available to the public otherwise than by reason of breach by the Receiving Party of this Clause 16;

      16.2.2 is subsequently disclosed to the Receiving Party without obligations of confidence by a third party owing no such obligations in respect of it;

      16.2.3 is required to be disclosed by law, regulation or court order, but only to the extent and for the purpose of such disclosure provided
                                                                        --------
              that prior written notice of such disclosure is furnished to the Disclosing Party as soon as practicable in order to afford the Disclosing Party an opportunity to seek a protective order or other appropriate action and in any event to provide its consent to such disclosure. In the event the Disclosing Party is unable to obtain or does not seek a protective order and the Receiving Party is legally compelled to disclose such information, disclosure of such information may be made without liability, but shall be made only to the extent and for the purpose of such legally compelled disclosure and the extent of any such disclosure is agreed between the Disclosing Party and Receiving Party as necessary in order for the Disclosing Party to fulfill its legal obligations;

      16.2.4 is developed by the Receiving Party independent of any Confidential Information it receives from the Disclosing Party.

16.3 This undertaking will be binding for as long as such information retains commercial value.

16.4 During the term of this Agreement the Receiving Party may disclose Confidential Information to its directors officers, employees and agents and those of its affiliates (each a RECIPIENT) to the extent that it is necessary for the purpose of this Agreement.

16.5 The Receiving Party shall procure that each Recipient is made aware of and complies with the Receiving Party's obligations of confidentiality under this Agreement as if the Recipient were a party to this Agreement.

16.6  A breach of this Clause 16 is a material breach of this Agreement.

17.  INTERNET DELIVERY

17.1 Subject to the payment by Reuters of additional sums, to be agreed between the Parties, the Supplier agrees and acknowledges that the Supplier shall make the Specialist Data available to Reuters and Subscribers by way of the public Internet, and/or the Supplier service known as Multex Express on such additional or different terms and conditions as the Parties may agree from time to time.

18.  GENERAL

18.1 Neither Party shall be held liable for any loss or failure to perform an obligation due to circumstances beyond its reasonable control. In the event that such circumstances continue for more than 3 months, then either Party may give notice to the other to terminate this Agreement.

18.2 Subject to Clause 6.4, no public announcement, press release, communication or circular (other than to the extent required by law or regulation) concerning this Agreement or the transactions contemplated hereby will be made or sent by either Party without the prior consent of the other Party. This consent will not be unreasonably withheld or delayed.

18.3 Except as otherwise expressly provided in this Agreement, each Party shall pay its own costs of and incidental to the negotiation, preparation, execution and implementation by it of this Agreement and of all other documents referred to in it.

18.4 If either Party delays or fails to exercise any right or remedy under this Agreement, that Party shall not have waived that right or remedy.

18.5 This Agreement contains each of the Party's entire understanding in respect of the Specialist Data and Reuters Service. In entering into this Agreement, each of the party acknowledges that it has not relied on any warranty or representation (except in the case of fraud) made by either Party other than as expressly provided in this Agreement. This Agreement supersedes any agreement which has previously been entered into by the Parties in respect of access to and distribution of the Specialist Data.

18.6 No supplement, modification or discharge of this Agreement is binding unless executed in writing by authorised officers of the Parties.

18.7 Nothing in this Agreement shall create any partnership, joint venture or relationship of principal and agent between the Parties, who are independent contractors.

18.8 Any notice to be given under this Agreement may be delivered by hand delivery, registered mail (or the equivalent in the country where the notice is delivered) or facsimile.

      18.8.1  Notices given:

              (a) by hand delivery will be addressed to the person at the address; or

              (b) by facsimile will be addressed to the person at the number set out below:

              Reuters:     1700 Broadway, New York, NY 10019
              fax:         (212) 307-9378
              marked for the attention of General Counsel

              The Supplier:     33 Maiden Lane, New York, NY 10038
              fax: (212)        742-9561
              marked for the attention of  Philip Callaghan

      18.8.2 Either Party may change the person, address and facsimile number notices are to be delivered to, by giving notice to the other Party in accordance with this Clause 17.8.

      18.8.3  Notices will be deemed to have been received:

              (a) if hand delivered, on the day delivered;

              (b) if sent by registered mail, on the third business day after being sent; or

              (c) if sent by facsimile, on the day sent provided the
                  transmitting facsimile machine produces a report verifying successful completion of the transmission provided that if any of the events in (a), (b) or (c) above occur after 5pm the notice will be deemed to have been received on the next business day.

18.9 This Agreement will be deemed to have been executed in the State of New York and will be governed by and construed in accordance with laws of the State of New York, and each of the Parties consents to the jurisdiction of the courts of the State of New York or the United States District Court for the Southern District of New York for the purpose of any action or proceeding brought by either Party in connections with this Agreement. This Agreement has been executed in the English language and no translation into any other language shall be used in its interpretation.

18.10 The invalidity or unenforceability for any reason of any part of this Agreement shall neither prejudice nor affect the validity or enforceability of the remainder.

18.11 Neither Party shall without the prior written consent of the other (not to be unreasonably withheld or delayed) assign or transfer or purport to assign or transfer any of its rights or obligations under this Agreement, except that Reuters may assign any of its rights or obligations under this Agreement to any other member of the Reuters Group without the prior written consent of the Supplier.

18.12 This Agreement may be executed in any number of counterparts each of which when executed and delivered shall be an original, but all counterparts together shall constitute one and the same instrument.

18.13  Clauses 3, 5, 11, 12, 13, 14, 15, 16, and 17.9 shall survive the termination or expiration of this Agreement for any reason.

18.14  In this Agreement:

       18.14.1 unless the context otherwise requires all references to a particular Clause or Schedule are references to that clause or schedule in or to this Agreement as they may be amended from time to time;

       18.14.2 the headings are inserted for convenience only and must be ignored in construing this Agreement;

       18.14.3  references to a notice means a written notice;

       18.14.4 references to statutes, by-laws, and regulations include any statute, by-law, or regulation re-enacting or amending them; and

       18.14.5  references to DOLLARs or $ are to US Dollars.


REUTERS LIMITED                            MULTEX SYSTEMS, INC.

Signed   /s/ John Parcell                  Signed   /s/ Philip Callaghan
        ------------------------------             -----------------------------
Name     John Parcell                      Name     Philip Callaghan
        ------------------------------             -----------------------------
Position Executive Director                Position CFO
        ------------------------------             -----------------------------
Date     15 July 1998                      Date     15 July 1998
        ------------------------------             -----------------------------

                                   SCHEDULE 1

SPECIALIST DATA

The Content consists of the Market Data, Morning Meeting Notes and/or Published Research Reports, covering the fixed income, equity, foreign and global financial and other markets, which are contributed by the entities with which
Supplier has agreements for such contribution.   The Content shall be no less
than that made available to Supplier's customers for MultexNet, subject to the entitlement and other restrictions described in Section 5.1 of the Agreement.


TRAINING
To be agreed between the Parties.


NOTIONAL SUBSCRIPTION

As at the Commencement Date, the Notional Subscription recommended by the Supplier is [****] per Access ID per month.




**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                                   SCHEDULE 2


REUTERS MARKS


REUTERS LOGO


SUPPLIER'S MARKS -

Multex to provide within 7 days of the execution of this Agreement.


NOTE:


Reuters and the Supplier must agree on how the Trade Marks are to be displayed together/co-branding/look and feel. This should follow guidelines issued by Reuters from time to time.

                                   SCHEDULE 3

                                 Specification
See Section 4.1

                                   SCHEDULE 4

                                   Disclaimer

"Powered by Multex" plus Multex logo

                                   SCHEDULE 5

                                   Territory

                                   WORLD-WIDE

                                  SCHEDULE  6

                   REUTERS AMERICA LOCAL SUBSCRIBER AGREEMENT

                                                                    REUTERS LOGO


REUTERS SERVICES CONTRACT

                                                          FOR REUTERS USE ONLY
                                                          CONTRACT NO.


AGREEMENT made by and between REUTERS AMERICA INC. with an office located at 1700 Broadway, New York, New York 10019 ("Reuters"), and
__________________________, with its principal office at _____________________
(the "Subscriber").

1.   THE REUTERS SERVICES

Reuters will grant the Subscriber access to the service(s) (hereinafter collectively referred to as the "Service") listed on the schedule(s) attached and/or hereafter agreed to (the "Schedule"). The Service will be supplied to the Subscriber along with, where applicable, such Reuters equipment or subsequent additions or changes thereto (the "Equipment"), as may be necessary or appropriate in order to provide access to the Service at the location(s) specified on the Schedule (the "Premises"). The Subscriber will/will not (circle one) contribute information to a Reuters service.

2.   COMMENCEMENT AND TERM OF AGREEMENT

This Agreement will take effect from the date of signature by Reuters below and will continue for two (2) years from (a) the first day of the calendar month following the Installation Date (as hereinafter defined of the first of the Reuters services which comprise the Service hereunder, or (b) ______________________ (the "Commencement Date"). This Agreement will continue thereafter for periods of two (2) years each at the end of the initial term and/or any renewal term hereunder at the then current Subscription Fee (as hereinafter defined), unless either party terminates this Agreement upon written notice given at least ninety (90) days in advance of the last day of the initial term or any renewal term hereunder.

3.   THE CHARGES

The Subscriber will pay Reuters the service charges listed on the Schedule (the "Subscription Fee"), as well as all Additional Fees described in Section 6 of the General Conditions of Business annexed hereto.

4. THE GENERAL CONDITIONS OF BUSINESS AND ANY AND ALL SCHEDULES AND ADDENDA ANNEXED HERETO FORM AN INTEGRAL PART OF THIS AGREEMENT AND SHOULD BE READ BY THE SUBSCRIBER BEFORE SIGNATURE.

Client name:                                REUTERS AMERICA INC.:


----------------------------------------    -----------------------------------
Authorized Signature                        Authorized Signature


----------------------------------------    -----------------------------------
Name of Signatory                           Name of Signatory


----------------------------------------    -----------------------------------
Title                               Date    Title                          Date

                         GENERAL CONDITIONS OF BUSINESS
                                       OF
                              REUTERS AMERICA INC.
1.  THE SERVICE

(a) The Subscriber will access the Service only at the Premises and will not transfer, transmit, recirculate, either outside or within the Premises by digital or analogue means, republish or resell all or part of the information contained in the Service, except as otherwise permitted in an Addendum to this Agreement. Storage of information contained in the Service is permitted at the Premises except as otherwise specified in an Addendum to this Agreement.

(b) Notwithstanding the provisions of Section 8(c) hereof, this Agreement is, and at all times will be, subject to applicable federal, state and local laws and to the rules and regulations of the Federal Communications Commission, the Securities and Exchange Commission, and the various exchanges, and to the rules and regulations of any other applicable regulatory authority, now in effect or hereafter enacted and adopted. Where applicable, the Subscriber will execute applications to and agreements with the respective exchanges as may be required and comply with any and all of the aforesaid rules, regulations, approvals, terms and conditions.

(c) Reuters reserves to itself complete editorial freedom in the form and content of the Service and may alter the same from time to time.

(d) The Subscriber acknowledges and agrees that other subscribers authorized to input information into Reuters services ("Contributors") may restrict the Subscriber from receiving their items of contributed information. No subscriber or Contributor will have any recourse against Reuters arising out of the supply of, or failure to supply, contributed information by or to any other subscriber.

(e) Reuters will have the right to monitor the number of Subscriber accesses to the Service or to Reuters data. The Subscriber will allow Reuters or a Reuters designee access to the Premises at all reasonable times in order to install, inspect, maintain, repair, replace or remove all or part of the Service or Equipment, if any.

(f) The Subscriber acknowledges that certain databases, programs, protocols, displays and manuals which may form part of the Service (as well as the selection, arrangement and sequencing of the contents thereof) (the "Proprietary Information"), are proprietary and unique to Reuters, as to which copyright, patent or other proprietary rights may be held by Reuters or by third parties from whom Reuters has licensed or otherwise acquired such rights. The Subscriber agrees to take or cause to be taken any and all necessary precautions to maintain the confidentiality of such Proprietary Information, to comply with all copyright, trademark, trade secret, patent and other laws necessary to protect all rights in the Proprietary Information, and agrees not to remove, conceal or obliterate any copyright or other proprietary notice included in the Service.

2.  THE SOFTWARE (if applicable)

(a) The Subscriber further acknowledges that among the Proprietary Information may be various software elements and related materials, documents or data (collectively, the "Software"). the Subscriber is granted a non-exclusive, non-transferable right to use each copy of the Software provided on a single computer solely in conjunction with the Service. Such use does not include the right to assign, copy, modify, merge, transfer, decompile or reverse engineer the Software, or use the same in conjunction with non-approved software. The Subscriber understands that any such disclosure or copying will cause damage far greater than the value of any copies made, and that this Agreement may be terminated by Reuters for the Subscriber's breach of the provisions of this
Section 2.

(b) In the event that the Software is or becomes defective, Reuters sole liability will be to replace the same after receipt of notice, or, in its discretion, to refund the portion of the prepaid Subscription Fee applicable to the portion of the Service no longer accessible, from the date of receipt of notice. Upgrades to and support of the Software, or any macros, may be provided at Reuters discretion.

(c) The location of all copies of the Software in the Subscriber's possession will be reported to Reuters upon request and such copies will be returned to Reuters upon expiration or termination of this Agreement in the same condition as delivered to the Subscriber, ordinary wear and tear excepted.

(d) The Subscriber acknowledges and agrees that use (i) of any Equipment or Software for any purpose other than in connection with the Service, and (ii) of any equipment or software in connection with the Service which is not expressly authorized by Reuters, will be at the Subscriber's sole risk and will result in no liability whatsoever to Reuters. Service calls arising out of the foregoing will be at the Subscriber's sole expense.

(e) The Subscriber agrees that the provisions of this Section 2 will inure to the benefit of any Third Party Provider (as hereinafter defined) of Software, and agrees to indemnify and hold Reuters harmless from and against any loss, cost or damage (including reasonable attorneys' fees) arising out of the Subscriber's breach of the provisions of this Section 2. The Subscriber may be required to execute an additional agreement as a condition to receiving Software supplied by a Third Party Provider.

3.  THE EQUIPMENT (applicable only where Reuters Equipment is provided)

(a) Unless otherwise provided herein to the contrary, the Service may be accessed only by means of the Equipment and the Software (if any). The Equipment will be supplied and installed at the Premises, and maintained and repaired only by Reuters or a Reuters designee. Reuters will, at its cost, take all reasonable steps to arrange for the maintenance and proper functioning of the Equipment, except where required as a result of accident, negligence or misuse not attributable to Reuters, failure of operating environment or other than ordinary use as permitted hereunder.

(b) Reuters may, at any time, upon notice, replace the Equipment with other equipment (which shall then be deemed to form part of the Equipment), or replace the means of transmission of the Service with another means of transmission. Reuters will take reasonable steps to ensure that the services provided to the Subscriber after replacement of the Equipment, or replacement of the means of the transmission, are substantially similar to the Service. The replacement notice will indicate any change in charges for the Service as a result of the replacement, which change in charges will commence upon replacement. In the event of an increase in charges for the Service or if such replacement service is substantially different from the existing Service, the Subscriber may cancel the Service by giving notice of such termination to Reuters not more than sixty
(60) days after the date of Reuters notice of replacement.

(c) Reuters holds title to the Equipment, or has obtained the right from a third party to make the same available for use by the Subscriber. Such Equipment will at all times remain the personal property of Reuters or such third party, as the case may be, regardless of the manner in which it is installed in or attached at the Premises. The Subscriber will be responsible for any loss, cost, claim or damage caused to or by the Equipment from any cause whatsoever including but not limited to mysterious disappearance or theft, or in connection with its installation, removal, use, maintenance or repair, unless such loss or damage is due to the negligence or willful misconduct of Reuters. The Subscriber will indemnify and hold Reuters harmless from and against any loss, cost, claim or damage (including reasonable attorneys' fees) arising out of any property damage or personal injury caused to or by the Equipment or in connection with its installation, removal, use, maintenance or repair, unless such property damage or personal injury is due to the negligence or willful misconduct of Reuters.

(d) The Subscriber will not, without Reuters prior written consent, make any alteration, addition, correction to or interface with the Equipment, or permit access to the Equipment by any person not authorized by Reuters.

(e) The Subscriber will not move the Equipment from its location as installed without the prior written consent and supervision of Reuters; nor will the Subscriber allow the Equipment to become subject to any claims, liens or encumbrances.

(f) The Subscriber will provide all risk insurance coverage sufficient to protect the Equipment. The Subscriber will name Reuters as an additional insured on any policy or policies obtained with respect to the Equipment.

(g) The Subscriber will provide, at its own expense, all consumable items, suitable environmental conditions and cable pulling services, as applicable, (each in accordance with applicable Underwriters Laboratories, Inc. standards) for the Equipment, and will make arrangements to obtain any and all consents, rights of access, easements, governmental approvals, building permits, zoning authorizations, or other rights or authorizations necessary for the installation and use of Equipment on the roof or within other portions of the Premises for purposes of transmission and receipt of the Service.

4.  LIABILITY

(a) Although Reuters makes every effort to ensure the accuracy and reliability of the Service, the Subscriber acknowledges that Reuters, its employees, agents, contractors, subcontractors, Contributors and Third Party Providers will not be held liable for any loss, cost or damage, (including the loss of Subscriber data) suffered or incurred by the Subscriber or any third party arising out of any faults, interruptions or delays in the Service or out of any inaccuracies, errors or omissions in the information contained in the Service as supplied to or contributed by the Subscriber, however such faults, interruptions, delays, inaccuracies, errors or omissions arise unless due to Reuters gross negligence or willful misconduct.

(b) The Subscriber will indemnify and hold Reuters, its employees, agents, contractors and subcontractors harmless from and against any loss, cost or damage (including reasonable attorneys' fees) in connection with any claim or action which may be brought by any third party, accessing all or part of the Service through or by means of the Subscriber, and arising out of any faults, interruptions or delays in the Service or any inaccuracies, errors or omissions in the information contained in the Service as supplied to or contributed by the Subscriber, unless due to Reuters gross negligence or willful misconduct.

(c) THERE ARE NO WARRANTIES, CONDITIONS, GUARANTIES OR REPRESENTATIONS AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHER WARRANTIES, CONDITIONS, GUARANTIES OR REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, IN LAW OR IN FACT, ORAL OR IN WRITING, EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT. THE SUBSCRIBER HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY WARRANTY, CONDITION, GUARANTY OR REPRESENTATION MADE BY REUTERS.

(d) Reuters will be under no liability for any loss, cost or damage resulting from any failure by Reuters to perform any obligation hereunder or from any delay in the performance thereof due to causes beyond Reuters control, including, without limitation, industrial disputes of whatever nature, acts of God, public enemy, acts of government, failure of telecommunications, fire or other casualty.

(e) Under no circumstances will Reuters be liable for any indirect, incidental, special or consequential damages with respect to provision of the Service, the Software or the Equipment to the Subscriber, including, without limitation, lost profits.

(f) Notwithstanding any provision contained herein to the contrary, in no event will the aggregate liability of Reuters, its affiliates, employees or agents to the Subscriber or to any other party for damages, direct or otherwise, arising out of or in connection with this Agreement exceed the total amount of Subscription Fees actually paid to Reuters during the then current term of this Agreement, regardless of the cause or form of action, whether claims therefor are grounded in contract, tort (including negligence) or strict liability.

5.  CONTRIBUTED INFORMATION (if applicable)

(a) A Contributor may only contribute information in a format approved in advance by Reuters. Such information may be used by Reuters and its affiliates in any of its services with or without attribution.

(b) The Contributor agrees to take all necessary steps to ensure that only competent and responsible persons have the necessary authority and physical access to contribute information to the Service.

(c) The Contributor agrees to regularly update and correct, where necessary, all information contributed by it. Unless otherwise specified in the information contributed, prices contributed must be indicative of those at which the Contributor would be prepared to negotiate.

(d) Contributed Information must not comprise administrative messages, defamatory or advertising material or any information the dissemination of which is contrary to the law or stock or commodity exchange or banking regulations, or any other applicable regulations or market conventions.

(e) The Contributor hereby indemnifies and holds Reuters, its employees, agents, contractors and subcontractors harmless from and against any loss, cost or damage (including reasonable attorneys' fees) arising out of an actual or threatened claim brought by any third party against Reuters due to the use or possession of the Contributor's contributed information by Reuters, its employees, agents or subscribers.

6.  THE CHARGES

(a) The Subscription Fee is net of all taxes and duties, whether withheld or directly payable. In all cases the amount of the Subscription Fee will be paid by the Subscriber to Reuters in full without any right of set-off or deduction. In addition to the Subscription Fee, the Subscriber will pay the following additional charges (the "Additional Fees"):

(i) stock and commodity or other applicable exchange fees, if any, (the "Exchange Fees") (which may be charged on the basis of the number of Subscriber accesses to the Service);
(ii) all charges, if any, for delivery of the Service by Reuters to the Subscriber including costs for lines and terminal equipment;

(iii) all costs incurred by Reuters or its designees, where applicable, for installation, relocation, modification, or removal of the Service and/or Equipment (including but not limited to, costs due to site surveys, provision of cable wire, shipment and connection of Equipment, and Subscriber-caused delays);

(iv) (to Reuters or to a taxing authority, as appropriate) any applicable sales, use, goods and services, value added or similar taxes, payable with respect to the Subscription Fee, the Additional Fees, or any part thereof and/or the Service, or otherwise arising with respect to this Agreement (other than taxes levied or imposed upon Reuters income); and

(v) any applicable fees (the "Third Party Provider Fees") charged by third parties other than Contributors or exchanges whose information or Software is supplied by Reuters as part of the Service (a "Third Party Provider").

(b) A further Additional Fee (the "Security Deposit") will be paid by the Subscriber upon the execution hereof, in an amount equal to the Subscription Fee payable by the Subscriber during the first three (3) months of the term of this Agreement. The Security Deposit may be used, applied or retained by Reuters, in whole or in part, to the extent required for the payment of any Subscription Fee and/or Additional Fees payable hereunder as to which the Subscriber is in default, or for any sum which Reuters may expend or may be required to expend by reason of the Subscriber's default hereunder. The balance of the Security Deposit, if any, will be returned to the Subscriber upon the termination of this Agreement after the return of the Equipment to Reuters.

(c) The Subscriber's liability to pay the Subscription Fee and the Additional Fees (excluding the Security Deposit) arises on the Installation Date. The Installation Date for each of the one or more Reuters services which comprise part of the Service will be the earlier of the date on which such service is (i) installed and operational, and (ii) first accessed by the Subscriber. Unless specified herein or in any Addendum hereto to the contrary, the Subscription Fee is due quarterly in advance on the first day of each calendar quarter (the "Payment Date"). Any payments arising between the Installation Date and the next Payment Date are due in advance on the Installation Date. Time of payment will be of the essence of this Agreement. Should there be any additions to the Service or Equipment hereunder, the additional charges therefor will be listed on one or more addenda hereto and will be payable for the full remaining term of this Agreement and any renewal term(s) hereof, and will be deemed to form part the Subscription Fee and the Additional Fees, as applicable.

(d) In the event of an increase in Additional Fees due to parties other than Reuters, any and all additional charges therefor will automatically be made a part of this Agreement and will be payable, pro rata, by the Subscriber for the full remaining portion of the term of this Agreement and any renewal term(s) hereof.

(e) Reuters may, at any time, on not less than ninety (90) days written notice, increase the Subscription Fee payable hereunder for any one or more of its services. In such event the Subscriber may terminate this Agreement with respect to such service or services on the date on which the increase(s) would have become effective, by giving notice of termination to Reuters not less than sixty (60) days before the effective date of the increase. Reuters will then refund any portion of the Subscription Fee prepaid for the canceled portion of the term. The Subscriber will continue to be charged for any service(s) still being delivered pursuant to this Agreement.

(f) Without limitation of the provisions of Section 6(e) hereof, during each year of the term and any renewal term of this Agreement, Reuters reserves the right to increase its Subscription Fee by the yearly percentage increase in the Consumer Price Index for all urban consumers as issued by the Bureau of Labor Statistics of the US. Department of Labor in the New York/New Jersey Metropolitan area ("CPI"), reported each September (as measured by the increase in the CPI from September of the previous year to August of the present year). Such percentage increase will become effective as of January 1st of the following year.

7.  TERMINATION

(a) In addition to any other remedy available at law or in equity, Reuters may terminate this Agreement immediately, in whole or in part, without further obligation to the Subscriber in the event of:

(i) any breach by the Subscriber of Section 1(a) or 1(f) of these General Conditions of Business or a breach of the Subscriber's obligation to pay the Subscription Fee or Additional Fees as specified in this Agreement;

(ii) any other breach of this Agreement by the Subscriber which cannot be remedied or is not remedied within thirty (30) days of the Subscriber being requested to do so;

(iii) any merger, consolidation, acquisition, or the sale, lease or other transfer of all or substantially all of the assets or shares of stock of the Subscriber, or any other change in the control or ownership of the Subscriber;

(iv) the Subscriber's making an assignment for the benefit of its creditors, or the filing by or against the Subscriber of a voluntary or involuntary petition under any bankruptcy or insolvency law, under the reorganization or arrangement provisions of the United States Bankruptcy Code, or under the provisions of any law of like import, or the appointment of a trustee or receiver for the Subscriber or its property; or

(v) as determined by Reuters sole reasonable discretion, the impracticability of serving the Premises by, or the inaccessibility of the Premises to, the means of transmission used for the delivery of the Service, in which case Reuters only obligation to the Subscriber will be to refund the proportionate part of the Subscription Fee prepaid for the portion of the Service which would have been received following the date of termination.

(b) Reuters may, without penalty, interrupt the provision of the Service to the Subscriber if the Subscriber uses non-Reuters equipment or software which in Reuters reasonable opinion will cause errors, omissions or delays in the Service or will interfere with transmission, reception or the operation of the Reuters system or Equipment. The Service will be restored if, in Reuters reasonable opinion, it has received satisfactory assurances as to future use of the Service.

(c) Where the operation or delivery of the Service or any part thereof is dependent upon an agreement between Reuters and a third party and such agreement has expired or is terminated or suspended in whole or in part for any reason, and Reuters is unable to enter into another equivalent agreement upon reasonable terms, Reuters may immediately terminate this Agreement or the relevant part thereof, and upon such termination Reuters only obligation to the Subscriber will be to refund the proportionate part of the Subscription Fee prepaid for the portion of the Service which would have been received following the date of termination.

(d) Without limitation of any other remedy available at law or in equity, the Subscriber and Reuters hereby agree that upon the Subscriber's:
(i) breach of this Agreement and subsequent termination by Reuters, or

(ii) terminating this Agreement (except as permitted hereunder) Reuters will be entitled to recover from the Subscriber as and for liquidated damages an amount equal to the total aggregate charges payable for the unexpired portion of the then current term, discounted at the rate of two (2%) percent of such aggregate sum for each month of the term during which this Agreement was in effect and fully paid for, to a minimum of seventy-five (75%) percent of such aggregate sum. The parties hereto hereby acknowledge and agree that, after giving due consideration to the expenses Reuters will incur by reason of such breach or termination, to the possibility that Reuters will not be able to mitigate its damages, and to the savings that Reuters will obtain by not having to maintain any installed Equipment, the aforesaid sum constitutes a realistic pre-estimate of the loss to Reuters in the event of such breach or premature termination of this Agreement and will not be construed as a penalty.

(e) Reuters will be entitled to remove any Equipment from the Premises immediately upon termination of this Agreement for any reason.

(f) Reuters may, on six months' written notice, cease providing a Service or withdraw any Software or Equipment if Reuters withdraws the Service or such Software or Equipment from the country where the Premises are located.

8.  GENERAL

(a) This Agreement and any and all Addenda, Schedules or Exhibits annexed hereto represent the entire agreement of the parties regarding the subject matter hereof. There are no other oral or written collateral representations, agreements, or understandings regarding the subject matter hereof. In the event that the Subscriber issues a purchase order or other instrument related to the Service, it is understood and agreed that such document is for the Subscriber's internal purposes only and will in no way supersede, modify, add to or delete any of the terms and conditions of this Agreement.

(b) All notices given hereunder will be in writing, delivered personally or mailed by registered or certified mail, return receipt requested, postage prepaid, or delivered by overnight mail or by confirmed facsimile; if to the Subscriber, to the address specified in this Agreement, and if to Reuters, to the address of its local sales office, unless either party gives notice in writing of a change of such address in the manner provided herein for giving notice. All notices will be deemed given when delivered personally, if mailed by registered or certified mail, five (5) days after the date of mailing, if delivered by overnight mail 72 hours after mailing, or if by confirmed facsimile, 24 hours after the time of sending.

(c) This Agreement will be deemed to have been executed and delivered in the State of New York and it will be governed by and construed in accordance with the laws of New York. The parties hereby consent to the jurisdiction of the courts of the State of New York for the purpose of any action or proceeding brought by either of them on or in connection with this Agreement or any alleged breach thereof.

(d) This Agreement will be binding upon and inure to the benefit of the parties hereto, their respective heirs, personal representatives, successors and assigns. The Subscriber will not assign this Agreement without the prior written consent of Reuters. "Any attempted assignment in violation of this
Section is void."

(e) This Agreement may not be amended, modified or superseded, nor may any of its terms or conditions be waived unless expressly agreed to in writing by both parties. The failure of either party at any time or times to require full performance of any provision hereof will in no manner affect the right of such party at a later time to enforce the same.

(f) If any provision or term of this Agreement, not being of a fundamental nature, is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of this Agreement will not be affected.

(g) The provisions of Section 1(a), 1(f) and 2(a) hereof, and any and all disclaimers and indemnities contained herein or in any addenda annexed hereto will survive the termination of this Agreement.

                                   SCHEDULE 7

                        AUTHORISED DISTRIBUTOR COUNTRIES

Brazil
Indonesia
Malaysia